Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment on Form S-1 to the Registration Statement No. 333-228031 on Form S-4 of our report dated March 31, 2020, relating to the financial statements of Predictive Oncology Inc. appearing in the Annual Report on Form 10-K of Predictive Oncology Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
September 8, 2020